                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]
    Filed by a party other than the registrant [ ]

    Check the appropriate box:
    [ ] Preliminary proxy statement
    [X] Definitive proxy statement
    [ ] Definitive additional materials
    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


-------------------------------------------------------------------------------
                                LaBarge, Inc.
-------------------------------------------------------------------------------
           William J. Maender, Vice President-Finance and Secretary


Payment of filing fee by wire:

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    [ ] $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:
                 $125
        ------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:
                 Preliminary Proxy Statement
        ------------------------------------------------------------------------

    (3) Filing party:
                 LaBarge, Inc.
        ------------------------------------------------------------------------

    (4) Date filed:
                 August 23, 1995
        ------------------------------------------------------------------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   NOTICE OF
                              1995 ANNUAL MEETING
                                OCTOBER 26, 1995
                              AND PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 26, 1995

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of LaBarge, Inc. will be held at the Adam's Mark Hotel, Fourth and Chestnut Streets, St. Louis, Missouri, on October 26, 1995, at 11:00 A.M., CDT.

     At the Annual Meeting, Common Stockholders will be asked:

     1. To elect eight Directors, two for a term ending in 1996, three for a term ending in 1997 and three for a term ending in 1998, unless Proposal 2 is not adopted, in which case all for a term ending in 1996;

     2. To consider and act upon a proposal to amend the Company's By-Laws to divide the Board of Directors into three classes of as nearly equal size as possible, with Directors in each class being elected, after an interim period, for terms of three years;

     3. To act upon a proposal to amend the Company's Certificate of Incorporation to add a new article that requires the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares to approve certain fundamental changes such as mergers, sales of substantially all of the assets and dissolution of the Company and amendments to or repeal of the new article;

     4. To consider and act upon ratification of the LaBarge, Inc. 1995 Incentive Stock Option Plan.

     5. To consider and act upon the ratification of the selection of KPMG Peat Marwick LLP as independent accountants for 1996;

     6. To transact such other business as may properly come before the meeting.

     Only stockholders whose names appear of record at the Company's close of business on September 1, 1995 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS NOTICE HAVE THE DEFINITIONS GIVEN TO THEM IN THE ATTACHED PROXY STATEMENT.

     If you receive more than one proxy card because you own shares registered in different names or at different addresses, please complete, sign, date and return each proxy card as soon as possible in the enclosed envelope, which needs no postage if mailed in the United States. You must complete and return a proxy card in order to exercise your proxy voting rights.

                                          By Order of the Board of Directors,

                                          WILLIAM J. MAENDER
                                          Vice President -- Finance and
                                          Secretary

September 20, 1995

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. STOCKHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

                                 LABARGE, INC.
                            707 NORTH SECOND STREET
                             POST OFFICE BOX 14499
                            ST. LOUIS, MO 63178-4499

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 1995

     This Proxy Statement is being furnished to the Common Stockholders of LaBarge, Inc. (the "Company") on or about September 26, 1995 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders (the "Annual Meeting") to be held on October 26, 1995 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting.

     Holders of shares of common stock, par value $.01 per share (the "Common Stock") of the Company at its close of business on September 1, 1995 (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date 15,232,746 shares of Common Stock were outstanding. Holders of Common Stock are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

     A plurality of votes of Common Stockholders cast at the Annual Meeting is required for the election of each Director. The proposed amendments to the Company's Certificate of Incorporation and By-Laws and approval of the 1995 Incentive Stock Option Plan, respectively, require the affirmative vote of stockholders holding a majority of the shares of Common Stock entitled to vote at the Meeting. Ratification of the selection of independent accountants requires the affirmative vote of Stockholders holding a majority of the shares of Common Stock voted at the Annual Meeting.

     Management of the Company (the "Management"), together with members of the Board of Directors of the Company, in the aggregate directly or indirectly controls approximately 39.5% of the Common Stock outstanding on the Record Date.

     Stockholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, an abstention or broker non-vote will have no effect on the outcome of the election of directors or on Proposals 4 and 5. Broker non-votes and abstentions will be the equivalent of negative votes on Proposals 2 and 3.

     All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR election of the Board's nominees as directors and FOR Proposals 2 through 5, and at the discretion of the named proxies on any other matters that may come before the Meeting. The Board of Directors of the Company does not know of any matters other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the

Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Corporate Secretary, LaBarge, Inc., 707 North Second Street, St. Louis, Missouri 63102 [telephone number (314) 231-5960].

     The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile transmission or telegraph, by Directors, officers or regular employees of the Company. The cost of solicitation of proxies will be borne by the Company.

     A copy of the Company's Annual Report for the fiscal year ended July 2, 1995 is being mailed to each stockholder along with this Proxy Statement.

            THE DATE OF THIS PROXY STATEMENT IS SEPTEMBER 20, 1995.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     A Board of Directors of eight members is to be elected at the Annual Meeting. If Proposal 2 is adopted by the stockholders at the Annual Meeting, the Board of Directors will be divided into three classes, designated as Class A, Class B and Class C, with terms expiring on the dates of the 1996, 1997 and 1998 Annual Meetings of Stockholders, respectively, and in each case when their successors have been elected and qualified. The nominees for election as Directors have been assigned to the following Classes: Class A, Craig E. LaBarge and James P. Shanahan, Jr.; Class B, R. Hal Dean, J. C. Kuhn, Jr. and Edward J. Nestor, Jr.; and Class C, Gus G. Casten, Richard P. Conerly and Pierre L. LaBarge, Jr. The nominees receiving the greatest number of votes at the Annual Meeting will be elected.

     If Proposal 2 is not adopted by the stockholders, all Directors elected at the Annual Meeting will be elected for a term of one year, to serve until the Annual Meeting of Stockholders in 1996 and until their successors are elected and qualified.

     The nominees for election as Directors at the Annual Meeting set forth in the table below are all incumbent Directors. Each of the nominees has consented to serve as a Director if elected. Unless authority to vote for any of the Directors is withheld in a proxy, it is intended that each proxy will be voted FOR such nominees. In the event that any of the nominees for Director should, before the Annual Meeting, become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors. The accompanying form of Proxy contains a discretionary grant of authority with respect to this matter. To the best of the Company's knowledge, all nominees will be available to serve.

     The following biographical information is furnished with respect to each of the eight nominees for election at the Annual Meeting.

                                             TERM
                                          EXPIRATION           DIRECTOR          POSITIONS WITH THE
                                             DATE       AGE     SINCE                 COMPANY
                                          ----------    ---    --------    ------------------------------
NOMINEES FOR ELECTION AS CLASS A
  DIRECTORS
  Craig E. LaBarge.....................      1996       44       1981      Chief Executive Officer,
                                                                           President and Director
  James P. Shanahan, Jr................      1996       34       1987      Director
NOMINEES FOR ELECTION AS CLASS B
  DIRECTORS
  R. Hal Dean..........................      1997       78       1981      Director
  J. C. Kuhn, Jr.......................      1997       55       1989      Executive Vice President,
                                                                           Chief Operating Officer and
                                                                           Director
  Edward J. Nestor, Jr.................      1997       70       1972      Director
NOMINEES FOR ELECTION AS CLASS C
  DIRECTORS
  Gus G. Casten........................      1998       70       1971      Director
  Richard P. Conerly...................      1998       71       1975      Director
  Pierre L. LaBarge, Jr................      1998       70       1967      Chairman Emeritus and Director

EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth certain information, as of September 1, 1995, with respect to the executive officers, directors whose term of office will continue after the Annual Meeting and nominees for directors of the
Company:

               NAME                   AGE                        POSITION(S)
-----------------------------------   ---    ---------------------------------------------------
Pierre L. LaBarge, Jr..............   70     Chairman Emeritus and Director
Craig E. LaBarge...................   44     Chief Executive Officer, President and Director
J. C. Kuhn, Jr.....................   55     Executive Vice President, Chief Operating Officer
                                             and Director
William J. Maender.................   49     Vice President -- Finance, Treasurer & Secretary
Gus G. Casten......................   70     Director
Richard P. Conerly.................   71     Director
R. Hal Dean........................   78     Director
Edward J. Nestor, Jr...............   70     Director
James P. Shanahan, Jr..............   34     Director

     Pierre L. LaBarge, Jr. is the founder of the predecessor of the Company and Chairman of the Board. On July 1, 1995, Mr. LaBarge retired from day-to-day business operations. He will remain as Chairman Emeritus. Mr. LaBarge has been a Director since 1967.

     Craig E. LaBarge is the son of Pierre L. LaBarge, Jr. He assumed the positions of Chief Executive Officer and President in August 1991. Prior to that time, he was Vice President -- Marketing of the Electronics Division of the Company (October 1975 to September 1979), President of the Electronics Division of the Company (September 1979 to present), Vice President of the Company (January 1981 to August 1986) and President and Chief Operating Officer of the Company (August 1986 to August 1991). He has been a Director since 1981.

     Mr. Kuhn assumed his current position with the Company in August 1991. He has been Executive Vice President -- Operations of the Electronics Division of the Company for more than five years and was Vice President -- Operations of the Company (August 1986 to August 1991). He has been a Director since 1989.

     Mr. Maender joined the Company in February 1984. He has been Vice President -- Finance, Treasurer and Secretary for more than five years.

     Dr. Casten became a Director in 1971 and serves as a member of the Human Resources Committee of the Board of Directors. He is retired and was formerly a physician with Montclair Cardiology Associates, P.A., Birmingham, Alabama.

     Mr. Conerly became a director in 1975 and serves as a member of the Audit Committee of the Board of Directors. He was formerly Chairman and Chief Executive Officer of Orion Capital Inc. (a private company) from 1987 to 1994; President of Pott Industries Inc., St. Louis, Missouri, a marine services company, from 1969 to 1987; and Vice Chairman of Coal-Marine, Houston Natural Gas Corporation, parent company of Pott Industries Inc., from 1979 to 1985. Mr. Conerly is also a director of Mercantile Bancorporation, Inc. and Kellwood Company, an apparel manufacturer.

     Mr. Dean became a Director in 1981 and serves as a member of the Audit and Human Resources Committees of the Board of Directors. He has been retired for more than the past five years and was formerly Chairman of the Board, President and Chief Executive Officer of Ralston Purina Company.

     Mr. Nestor became a Director in 1972 and serves as a member of the Audit Committee of the Board of Directors. Mr. Nestor joined the predecessor of the Company in 1961 and served as Executive Vice President -- Finance and Treasurer from 1975 to June 1987, Secretary from June 1985 to June 1988 and Senior Vice President -- Administration from June 1987 to June 1988. Mr. Nestor retired as an officer and employee of the Company in June 1988.

     Mr. Shanahan became a Director in 1987 and serves as a member of the Audit and Human Resources Committees of the Board of Directors. He has been Executive Vice President and General Counsel of Pacholder Associates, Inc., an investment advisory firm, since April 1986. He was engaged in the private practice of law from May 1984 to April 1986. Mr. Shanahan is also a director of USF&G Pacholder Fund, Inc.

     The Board of Directors of the Company held six meetings in fiscal 1995. The Company has a standing Audit Committee of its Board of Directors, which held four meetings in fiscal 1995. This Committee performed the following principal functions: (i) reviewed financial statements with the Company's chief financial officer and independent accountants, (ii) reviewed the independent accountants' "management letters," and (iii) approved the appointment of the independent accountants for fiscal 1995. The Company also has a standing Human Resources Committee of its Board of Directors, which held four meetings in fiscal 1995. This Committee performs the principal function of acting as a compensation committee. The Company has no standing nominating committee or any committee which performs similar functions. Each Director attended at least 75% of the meetings of the Board and its Committees on which he served in fiscal 1995.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executives who served in such capacities as of July 2, 1995, for the fiscal years indicated.

                                                                         LONG-TERM COMPENSATION(1)
                                                                      -------------------------------
                                                  ANNUAL
                                               COMPENSATION                  AWARDS
                                        ---------------------------   ---------------------   PAYOUTS
                                                             OTHER    RESTRICTED              -------     ALL
                                                             ANNUAL     STOCK      OPTIONS/    LTIP      OTHER
          NAME AND             FISCAL    SALARY     BONUS    COMP.      AWARDS       SARS     PAYOUTS    COMP.
     PRINCIPAL POSITION         YEAR     ($)(1)    ($)(1)     ($)       ($)(2)      (#)(2)      ($)      ($)(3)
-----------------------------  ------   --------   -------   ------   ----------   --------   -------   --------
Craig E. LaBarge.............   1995    $230,000   $ 43,00      0          0        40,000       0      $ 20,003
CEO & President                 1994     222,702         0      0          0        65,000       0        21,732
                                1993     190,581    46,000      0          0             0       0        21,998
Pierre L. LaBarge, Jr. (4)...   1995     175,000         0      0          0             0       0       112,310
Chairman Emeritus               1994     178,365         0      0          0             0       0       110,116
                                1993     177,886    20,000      0          0             0       0       104,726
J. C. Kuhn, Jr...............   1995     170,000    23,000      0          0        20,000       0        21,570
Executive Vice                  1994     167,154         0      0          0       30,000 0      0        23,202
President & COO                 1993     153,346    30,000      0          0                     0        23,676
William J. Maender...........   1995     150,000    19,000      0          0        15,000       0        18,467
Vice President-Finance,         1994     146,769         0      0          0        20,000       0        22,338
Secretary & Treasurer           1993     136,785    22,000      0          0             0       0        19,791
J. Barry Pipkin..............   1995     129,269         0      0          0             0       0        20,934
Vice President                  1994     128,261         0      0          0        10,000       0        34,046
                                1993     121,715    20,000      0          0             0       0        21,732

-------------------------
(1) Includes compensation amounts earned during the fiscal years shown but deferred pursuant to individual deferred compensation agreements with the Company.

(2) No SARs were granted during the fiscal year.

(3) Includes the following by individual for the fiscal year ended July 2, 1995:

                                                    SPLIT $        DEFERRED
                                                      LIFE       COMPENSATION    COMPANY MATCH ON
                        NAME                       PREMIUM(A)      EARNINGS      401(K) DEFERRALS
    --------------------------------------------   ----------    ------------    ----------------
    Craig E. LaBarge............................    $ 20,003         $  0             $    0
    Pierre L. LaBarge, Jr.......................     112,310            0                  0
    J. C. Kuhn, Jr..............................      21,570            0                  0
    William J. Maender..........................      16,702            0              1,675
    J. Barry Pipkin.............................      19,243            0              1,691

     ------------------------------
    (a) By agreement, these "split dollar life" premiums will be substantially recovered upon the surrender of the policy or death of the executive.

(4) Mr. P. L. LaBarge retired July 1, 1995. For the Company's benefit, he has signed a long-term consulting agreement with the Company. In consideration of the agreement, the Company has loaned to Mr. LaBarge $600,000 which is covered by a 15-year interest-free note. In the event of certain conditions or upon the death of Mr. LaBarge, the note is due on demand.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock options granted to the named executives during the fiscal year ended July 2, 1995.

                                                                                                 POTENTIAL
                                                     INDIVIDUAL GRANTS                      REALIZABLE VALUE AT
                                   -----------------------------------------------------      ASSUMED ANNUAL
                                                % OF TOTAL                                    RATES OF STOCK
                                   OPTIONS/    OPTIONS/SARS                                 PRICE APPRECIATION
                                     SARS       GRANTED TO     EXERCISE OR                    FOR OPTION TERM
                                   GRANTED     EMPLOYEES IN    BASE PRICE     EXPIRATION    -------------------
              NAME                  (#)(A)     FISCAL YEAR       ($/SH)        DATE(B)       5%($)      10%($)
---------------------------------  --------    ------------    -----------    ----------    -------     -------
Craig E. LaBarge.................   40,000         34.8%         $1.4438        8/24/99     $ 9,252     $26,796
Pierre L. LaBarge................        0           --               --             --          --          --
J. C. Kuhn, Jr...................   20,000         17.4%          1.3125        8/24/04      16,508      41,834
William J. Maender...............   15,000         13.0%          1.3125        8/24/04      12,381      31,375
J. Barry Pipkin..................        0           --               --             --          --          --

-------------------------
(a) No SARs were granted during the fiscal year.

(b) The date of exercisability of the options granted in fiscal 1995 is August 24, 1996.

AGGREGATE OPTION EXERCISES AND YEAR END OPTION VALUES

     The following table sets forth all stock options exercised by the named executives during the fiscal year ended July 2, 1995 and the number and value of unexercised options held by such executives at fiscal year end.

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED               "IN THE MONEY"
                             NO. SHARES                        OPTIONS AT YEAR END            OPTIONS AT YEAR END(A)
                             ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE      REALIZED(B)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Craig E. LaBarge..........      35,000        $35,840              0         105,000         $     0         $98,061
Pierre L. LaBarge, Jr. ...           0              0              0               0               0               0
J. C. Kuhn, Jr. ..........      23,000         45,195              0          50,000               0          52,500
William J. Maender........           0              0         15,000          35,000          23,850          36,563
J. Barry Pipkin...........           0              0         13,000          10,000          20,670          11,250

-------------------------
(a) Options are "in the money" if the market value of the shares covered thereby is greater than the option exercise price. Market value of a share at July 2, 1995 was $2.25.

(b) Value realized is the difference between market value of a share on the exercise date and the exercise price per share, times the number of shares exercised.

EMPLOYEE RETIREMENT BENEFIT PLAN

     The Company maintains an Employees Savings Plan (the "Benefit Plan"). The Benefit Plan allows an employee to contribute up to the lesser of 15% of his or her taxable compensation or an amount equal to $9,240 (which amount is adjusted each year). The Company matches such contributions at the rate of 50% of the first $25 contributed per month plus 25% of the excess. Company matching contributions are not made with respect to employee contributions in excess of 8% of an employee's taxable compensation. The Benefit Plan covers all Company employees who meet minimum length of service requirements, are at least 21 years of age and elect to participate. The Benefit Plan allows participants to elect that their contributions be invested in Common Stock. Since July 1, 1990, the Company match is required to be invested in Common Stock. In addition, the Company may contribute a discretionary amount each year, dependent on profits, which will be allocated to the accounts of eligible employees in proportion to compensation regardless of whether the eligible employees elect to participate in and contribute to the Plan. No such discretionary contributions were made or accrued in fiscal 1994 or 1995.

RETIREMENT SAVINGS PLAN

     On August 15, 1991, the Board of Directors approved a Management Retirement Savings Plan which is an unfunded, non-qualified retirement savings plan for certain key employees (totaling 15 executives and other employees). The Management Retirement Savings Plan allows eligible employees to defer compensation in excess of the limitations under the Internal Revenue Code for 401(k) plans. Such deferrals will earn an annual rate of interest of 2% over the prime interest rate and provide a life annuity with a 15-year term, certain retirement benefit based on the amount deferred by each individual. The earnings rates ranged from 9.25% to 11% during fiscal 1995; 8% in fiscal 1994 and 1993; and 11% in fiscal 1992. A lump sum survivor benefit equal to or greater than the account balance is payable in the event of death prior to retirement. In conjunction with this Plan, the Company purchases life insurance policies on those individuals making deferrals, with the Company as beneficiary. The proceeds of such policies will be used to recover premiums paid and provide the survivor benefits under the Plan. The Company paid premiums in fiscal 1995 of $123,620 for such insurance.

HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     LaBarge, Inc. has had an independent Human Resources Committee (the "Committee") since 1981. The Committee is made up of three outside directors appointed annually by the Board of Directors (the "Board"). The principal responsibilities of the Committee include the following:

     - review and recommend to the Board the annual salary, incentive compensation and other benefits of the chief executive officer and other members of executive management.

     The Company's compensation practices are designed to achieve certain fundamental objectives, including:

     - to attract and retain talented key executives;
     - to set competitive compensation levels;
     - to provide incentives which focus performance on the achievement of Company objectives; and
     - to align executive compensation with the interests of the stockholders.

     To assist the Committee, the Company has, for more than ten years, contracted with an independent compensation and benefits consulting firm. This firm periodically evaluates each of the key management positions within the Company. The evaluation is based upon such criteria as the size and scope of the job, specific technical and managerial skills required, and the impact of the specific job on Company results.

     Using the evaluations of each job and data on the compensation practices of over 500 industrial companies in the U.S., the consultants recommend ranges for both base salary and bonus opportunity. The range for base salary is wide (plus or minus 20% from a mid-point) to accommodate a variety of individual criteria, including competitive factors and specific job performance over time. The recommended range for bonus opportunity is also wide, plus or minus 50% from a mid-point. The Committee believes that executives should be paid a base salary that is within the recommended range. Actual bonus payments may range from zero to the recommended high point or greater.

     Each year the CEO makes recommendations to the Committee regarding proposed salary changes and bonus payments, if any. The recommendations, and the Committee's evaluation of them, are based upon a variety of criteria including profit performance to plan, cash flow, debt reduction, customer development, the accomplishment of specific important objectives such as the 1992 recapitalization, and many subjective factors. All of these factors were considered in determining the salary and bonuses for 1995. Since the management team is small, this approach has worked well and has been adequate to achieve the stated objectives.
           Committee members:             R. Hal Dean, Chairman
                                          G. G. Casten
                                          James P. Shanahan, Jr.

VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is information as of September 1, 1995, concerning all persons known to the Company to be beneficial owners of more than 5% of the Common Stock outstanding on the Record Date, and ownership of Common Stock beneficially owned by each Director and nominee for Director of the Company, and all executive officers and Directors as a group (unless otherwise indicated, such ownership represents sole voting and sole investment power).

                  NAME AND ADDRESS OF                            SHARES                      PERCENT
                  BENEFICIAL OWNERS(1)                     BENEFICIALLY OWNED                OF CLASS
--------------------------------------------------------   ------------------                --------
Gus G. Casten...........................................          272,443                       1.8%
Richard P. Conerly......................................           51,704                         *
R. Hal Dean.............................................          108,621                         *
J. C. Kuhn, Jr. ........................................          107,217(7)                      *
Pierre L. LaBarge, Jr. .................................        4,098,987(2)(3)(4)(5)          26.9%
Craig E. LaBarge........................................        4,131,972(3)(4)(5)(6)(7)       18.1%
                                                                         (8)(9)(10)(11)
William J. Maender......................................        1,172,678(5)(7)(12)             7.7%
Edward J. Nestor, Jr. ..................................           26,591(13)                     *
James P. Shanahan, Jr. .................................           80,000                         *
All executive officers and directors as a group (9
  persons)..............................................        6,069,548                      39.5%

-------------------------
  *  Less than 1%.

 (1) The address of each executive officer and Director is c/o LaBarge, Inc., 707 North Second Street, St. Louis, MO 63102.

 (2) Includes 1,196,000 shares owned in Pierre L. LaBarge, Jr.'s individual capacity. The remaining 2,902,987 shares represent shared voting and shared investment power.

 (3) Includes 456,500 shares owned by L B Investment Company, the directors of which are Pierre L. LaBarge, Jr.; Pierre L. LaBarge, III; Craig E. LaBarge and Mark J. LaBarge. The three latter-named LaBarges are sons of Pierre L. LaBarge, Jr.

 (4) Includes 1,368,809 shares held by a revocable living trust for Pierre L. LaBarge, Jr. of which trust Pierre L. LaBarge, Jr. and Craig E. LaBarge are the co-trustees and in which shares Mr. Craig E. LaBarge disclaims beneficial ownership.

 (5) Includes 1,077,678 shares held in the Benefit Plan as to which the three members of the Benefit Plan administrative committee have shared voting power; comprising an aggregate of 313,148 shares which are held in accounts of executive officers of the Company and an aggregate of 764,530 shares which are held in accounts of other employees of the Company.

 (6) Includes 400,000 shares held by a trust for the former wife of Pierre L. LaBarge, Jr., of which trust Craig E. LaBarge, Mark J. LaBarge, and Pierre
     L. LaBarge, III are the co-trustees and in which shares the co-trustees disclaim beneficial ownership.

 (7) Includes options exercisable within 60 days for the following number of shares under the 1987 and 1993 Incentive Stock Option Plans: J. C. Kuhn, Jr. -- 30,000; Craig E. LaBarge -- 65,000; William J. Maender -- 35,000; all executive officers and directors as a group -- 130,000.

 (8) Includes 30,422 shares held by six trusts, one for each of Pierre L. LaBarge, Jr.'s six grandchildren, of which trusts Craig E. LaBarge, Mark J. LaBarge and Pierre L. LaBarge, III are the co-trustees and in which shares the co-trustees disclaim beneficial ownership.

 (9) Includes 70,548 shares held by Craig E. LaBarge's spouse in her name, 34,000 shares held in her IRA, and 342 shares as custodian for their two minor children. Craig E. LaBarge disclaims beneficial ownership of these shares.

(10) Includes 18,172 shares held by a trust for two minor children of Craig E. LaBarge, of which trust Craig E. LaBarge and Mark J. LaBarge are co-trustees and in which shares the co-trustees disclaim beneficial ownership.

(11) Includes 590,501 shares owned in Craig E. LaBarge's individual capacity.

(12) Includes 60,000 shares owned in William J. Maender's individual capacity.

(13) Includes 15,816 shares owned in Edward J. Nestor, Jr.'s individual capacity, 10,263 shares of Common Stock owned by his spouse and 512 shares held as custodian for three minor children. Mr. Nestor disclaims beneficial ownership of all but the shares owned in his individual capacity.

PERFORMANCE GRAPHS

     Five-Year Total Return. The following graph compares the cumulative total stockholder return (stock price appreciation plus dividends) on the Company's Common Stock with the cumulative total return of the American Stock Exchange Market value and a peer group.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
      AMONG LABARGE, INC., THE AMEX MARKET VALUE INDEX AND A PEER GROUP



                 LB            AMEX         PEER GROUP
                 --            ----         ----------
                100             100             100
1991            150              99             114
1992            400             105             113
1993            133             120             133
1994            238             117             144
1995            450             138             208



* $100 INVESTED ON 06/30/90 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JUNE 30.

     The peer group consists of the following companies selected on the basis of their market capitalization and similarity of businesses: AEL Industries, Inc.; Miltope Group, Inc.; Sparton Corporation; Tech Sym Corporation; Esterline Technologies Corporation; EDO Corporation; Whittaker Corporation; Cubic Corporation; GRC International, Inc. and Aydin Corporation.

                 PROPOSALS NO. 2 AND 3: ANTI-TAKEOVER PROPOSALS

     There have been a number of cases in which public companies have been subjected to hostile takeover attempts -- offers not determined to be in the best interests of a targeted company by its Board of Directors -- through purchases of control by means of tender offers or other purchases of outstanding shares. Such purchases which result in the acquisition of less than all of the targeted company's outstanding shares often have been followed by a non-negotiated merger or other form of complete unilateral acquisition of the remaining shares by the company. In some instances, a purchaser has used its controlling interest either to effect other transactions having an adverse impact on the company or to direct the company's business without purchasing the remaining minority interest.

     The Board believes that circumstances could exist where a hostile takeover attempt would be detrimental to the Company's stockholders and that, to fulfill its fiduciary duty, it needs adequate time to evaluate the matter. The suddenness and short time period inherent in hostile takeover attempts may not allow the Board adequate time to: (i) consider fully the proposal; (ii) identify other viable alternatives; (iii) compare the proposal to the possible alternatives; and (iv) make a determination recommending acceptance or rejection of the proposal or expressing no opinion and remaining neutral. An informed decision with respect to a hostile takeover attempt requires careful assessment and consideration of often-complex issues regarding the proposal's "fairness and adequacy," including but not limited to its tax implications for stockholders, all in comparison with other alternatives which are or may become available.

     The Board also believes that holders of shares not purchased pursuant to the initial takeover offer may be faced with substantial inequities either because they did not tender their shares in a timely manner or the offer did not allow all the Company's shares to be tendered.

     While the Board has no knowledge of any specific effort to accumulate the Company's Common Stock or to obtain control of the Company by other means, it believes that it is prudent to be prepared in advance and, for that reason, it has carefully considered what measures might be taken to protect against takeover attempts which the Board is unable to recommend as being in the best interests of the Company and its stockholders.

     The principal purpose of Proposals 2 and 3 (collectively, the "Amendments") is to attempt to influence persons who might wish to make a bona fide offer for the Company to negotiate in good faith with the Board and to ensure that any offer is fair to the Company and its stockholders, and to emphasize that the Directors have a significant degree of authority with respect to the protection of the Company.

     Proposal 3, which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote to approve certain business combinations, is designed to make it more difficult for a person making a hostile takeover attempt to obtain shareholder approval for a business combination, particularly in transactions not recommended for stockholder approval by the Board of Directors as fair to the Company and its stockholders.

     The overall effect of the adoption of Proposals 2 and 3 could, under certain circumstances, be to deter or discourage hostile takeover attempts by making it more difficult for a person who has gained a substantial equity interest in the Company effectively to exercise control. Because of this, the opportunity for stockholders to dispose of their shares at the higher prices generally available in takeover attempts may be limited. In addition, the proposed Amendments may result in the then incumbent Directors of the Company retaining their positions even though a person holding a majority of shares might desire a change. Such Amendments also may make the accomplishment of certain corporate transactions more difficult even if they are desired by a person holding a majority of the shares.

     The Board has concluded unanimously that the potential benefits of the proposed Amendments outweigh the possible disadvantages.

                        PROPOSAL 2: AMENDMENT TO BY-LAWS
                  TO PROVIDE FOR CLASSIFIED BOARD OF DIRECTORS

GENERAL

     The Company's Board of Directors has unanimously approved an amendment to the Company's By-Laws (the "By-Law Amendment") and has voted to recommend that the stockholders adopt the By-Law Amendment. The proposed By-Law Amendment would classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year. The Board of Directors believes the proposed By-Law Amendment, taken together with the proposed amendment to the Company's Certificate of Incorporation (Proposal 3), would, if adopted, effectively reduce the possibility that a third party could effect a sudden or surprised change in majority control of the Company's Board of Directors without the support of the incumbent Board.

     Adoption of this By-Law Amendment may have significant effects on the ability of stockholders of the Company to change the composition of the incumbent Board of Directors and to benefit from certain transactions which are opposed by the incumbent Board. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe this By-Law Amendment and its purpose and effects, and Exhibit A hereto which sets forth the full text of the proposed By-Law Amendment, before voting on the proposed By-Law Amendment to provide for a classified Board of Directors.

PURPOSES AND EFFECTS OF THE PROPOSED BY-LAW AMENDMENT

     The Board of Directors of the Company is asking stockholders to consider and adopt the proposed By-Law Amendment in order to discourage certain types of transactions described below, which involve an actual or threatened change of control of the Company. The proposed By-Law Amendment is designed to make it more difficult and time-consuming to change majority control of the Board and thus to reduce the vulnerability of the Company to an unsolicited offer to take over the Company, particularly an offer that does not contemplate the acquisition of all of the Company's outstanding shares, or for the restructuring or sale of all or part of the Company. As more fully described below, the Board believes that, as a general rule, such unsolicited offers are not in the best interests of the Company and its stockholders.

     There have been a number of cases in which the accumulation of substantial stock positions in public companies by third parties has been a prelude to proposing a takeover or restructuring or sale of all or part of the company or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to or consultation with management of the company. In many cases, the purchaser seeks representation on the company's Board of Directors in order to increase the likelihood that his proposal will be implemented by the company. If the company resists the effort of the purchaser to obtain representation on the company's Board, he may commence a proxy contest to have himself or his nominees elected to the Board in place of certain Directors, or the entire Board. In some cases, the purchaser may not truly be interested in taking over the company, but use the threat of a proxy fight and/or a bid to take over the company as a means of forcing the company to repurchase his equity position at a substantial premium over market price.

     The Board of Directors of the Company believes that an imminent threat of removal of the Company's Management severely curtails its ability to negotiate effectively with such purchasers. Management is deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid is to force the Company to repurchase an accumulated stock interest at a premium price, Management faces the risk that if it does not repurchase the purchaser's stock interest, the Company's business and Management will be disrupted, perhaps irreparably. On the other hand, such a repurchase diverts valuable corporate resources to the benefit of a single stockholder.

     Takeovers or changes in Management of the Company which are proposed and effected without prior consultation and negotiation with the Company's Management are not necessarily detrimental to the Company and its stockholders. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

     The adoption of the proposed By-Law Amendment would make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus have the effect of entrenching incumbent Management. At the same time, the By-Law Amendment would help ensure that the Board, if confronted by a surprise proposal from a third party who has recently acquired a block of the Company's stock, will have sufficient time to review the proposal and appropriate alternatives to the proposal and to seek a premium price for the stockholders.

     The proposed By-Law Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms'-length negotiations with the Company's Management and Board of Directors. The By-Law Amendment, if it is adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. In addition, since the By-Law

Amendment is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the By-Law Amendment could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

     The Company's Certificate of Incorporation does not permit cumulative voting in the election of Directors. Accordingly, the holders of a majority of the outstanding shares entitled to vote for the election of Directors can elect all of the Directors then being elected in any annual or special meeting of the Company's stockholders.

     The proposed By-Law Amendment is permitted under Delaware law and is consistent with the rules of the American Stock Exchange, upon which the Company's Common Stock is listed and traded. The By-Law Amendment is not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company. The Board, which unanimously approved the By-Law Amendment and recommended that it be submitted to the Company's stockholders for adoption, does not presently contemplate recommending the adoption of any further amendments to the Certificate of Incorporation or the By-Laws which would affect the ability of third parties to take over or change control of the Company, except for the next-described proposal in this Proxy Statement to amend the Certificate of Incorporation to provide for higher voting requirements with respect to certain business combinations.

DESCRIPTION OF THE PROPOSED BY-LAW AMENDMENT

     The full text of the proposed By-Law Amendment to provide for a classified Board of Directors is contained in Exhibit A attached to this Proxy Statement. The following description of the By-Law Amendment is qualified in its entirety by reference to Exhibit A.

     Classification of the Board of Directors. The Company's By-Laws now provide that all Directors are to be elected to the Company's Board of Directors annually for a term of one year. The Board has set the number of Directors at eight. The proposed By-Law Amendment provides that the Board shall be divided into three classes of Directors, each class to be as nearly equal in number of Directors as possible. If the proposed By-Law Amendment is adopted, the Company's Directors will be divided into three classes and two Directors will be elected for a term expiring at the 1996 Annual Meeting, three Directors will be elected for a term expiring at the 1997 Annual Meeting and the remaining three Directors will be elected for a term expiring at the 1998 Annual Meeting (and, in each case, until their respective successors are duly elected and qualified). Starting with the 1996 Annual Meeting, one class of Directors will be elected each year for a three-year term.

     The classification of Directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, will be required to effect a change in the majority control of the Board, except in the event of vacancies resulting from removal for cause or other reason (in which case the remaining Directors will fill the vacancies so created -- see "Removal of Directors; Filling Vacancies on the Board of Directors" below). The longer time required to elect a majority of a classified Board will also help to assure continuity and stability of the Company's management and policies, since a majority of the Directors at any given time will have prior experience as Directors of the Company. It should also be noted that the classification provision will apply to every election of Directors, whether or not a change in the Board would be beneficial to the Company and its stockholders and whether or not a majority of the Company's stockholders believes that such a change would be desirable.

     Removal of Directors; Filling Vacancies on the Board of Directors. The Board of Directors, at the meeting at which it proposed the By-Law Amendment to provide for a classified Board of Directors, also amended the By-Laws to provide that a Director, or the entire Board of Directors, may be removed by the stockholders only for cause, whereas prior to such amendment, a Director, or the entire Board of Directors, could be removed by the stockholders with or without cause.

     The By-Laws provide that a vacancy on the Board, including a vacancy created by an increase in the number of Directors, may be filled by the remaining Directors, though less than a quorum and that the newly-elected Directors shall serve for the remainder of the full term of the class in which the vacancy occurred.

     The provisions of the By-Law relating to the removal of Directors and the filling of vacancies on the Board will preclude a third party from removing incumbent Directors without cause and simultaneously gaining control of the Board by filling the vacancies created by removal with his own nominees.

     Increased Stockholder Vote for Amendment, Repeal, Etc. of By-Law
Provision. The Board of Directors has also amended the By-Laws to provide that amendment or repeal of the By-Law providing for a classified Board of Directors may only be accomplished by vote of the holders of two-thirds of the shares outstanding and entitled to vote, such amendment to take effect only if and after the proposal to establish a classified Board of Directors is adopted by the stockholders. If this amendment had not been adopted by the Directors, the provision for a classified Board could have been amended or repealed by vote of the holders of a majority of the outstanding shares entitled to vote. The requirement for an increased stockholder vote is designed to prevent a stockholder with a majority of the voting power of the Company from avoiding the requirements of the proposed By-Law Amendment by simply amending or deleting the provision for a classified Board.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
           FOR THE PROPOSED AMENDMENT TO THE BY-LAWS FOR A CLASSIFIED
                              BOARD OF DIRECTORS.

             PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION
                    PROVIDING FOR HIGHER VOTING REQUIREMENTS
                 WITH RESPECT TO CERTAIN BUSINESS COMBINATIONS

     The Company's Board of Directors has unanimously approved an amendment to the Company's Certificate of Incorporation (the "Certificate Amendment") and has voted to recommend that the stockholders approve the Certificate Amendment. The proposed Certificate Amendment would require the affirmative vote of holders of two-thirds of the outstanding shares of the Company entitled to vote for the approval of certain Fundamental Changes (defined below) in the Company.

     Adoption of the Certificate Amendment may have significant effects on the ability of stockholders of the Company to benefit from certain transactions. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the Certificate Amendment and its purpose and effects, and Exhibit A hereto which sets forth the full text of the proposed Certificate Amendment, before voting on the proposed Certificate Amendment to provide for a super-majority voting requirement for certain Fundamental Changes.

PURPOSES AND EFFECTS OF THE PROPOSED CERTIFICATE AMENDMENT

     The Board of Directors of the Company is asking stockholders to consider and adopt the proposed Certificate Amendment in order to discourage certain types of transactions described below, which involve an actual or threatened change of control of the Company. The proposed Certificate Amendment is designed to make it more difficult for a person who acquires a substantial portion of the Company's outstanding shares to effect a merger, sale of assets or similar transaction with the Company on terms not approved by the Board of Directors. While the Certificate Amendment will also make it more difficult for the Company to engage in such a transaction even if approved and recommended to stockholders by the Board of Directors, the Company believes such transactions are generally approved by substantial majorities of stockholders when they are approved and recommended by such companies' Boards of Directors.

     As is the case with the By-Law Amendment, the proposed Certificate Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms'-length negotiations with the Company's Management and Board of Directors. The Certificate Amendment, if it is adopted, could also have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the

Company and its stockholders. In addition, since the Certificate Amendment is designed to discourage accumulations of large blocks of the Company's stock by purchasers whose objective is to have such stock repurchased by the Company at a premium, adoption of the Certificate Amendment could tend to reduce the temporary fluctuations in the market price of the Company's stock which are caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

     The proposed Certificate Amendment is permitted under Delaware law and is consistent with the rules of the American Stock Exchange. As is the case with the By-Law Amendment, the Certificate Amendment is not the result of any specific efforts to which the Company is aware to accumulate the Company's securities or to obtain control of the Company.

DESCRIPTION OF THE PROPOSED CERTIFICATE AMENDMENT

     The full text of the proposed Certificate Amendment to provide for a super-majority voting requirement for certain Fundamental Changes is contained in Exhibit A attached to this Proxy Statement. The following description of the Certificate Amendment is qualified in its entirety by reference to Exhibit A.

     Delaware law currently requires the affirmative vote of a majority of the shares of the Company entitled to vote to approve certain transactions involving fundamental changes of the Company, including mergers, consolidations, sale by the Company of all or substantially all of its assets or dissolution of the Company (each, a "Fundamental Change"). The proposed Certificate Amendment provides that such transactions must be approved by the holders of two-thirds of the shares of the Company entitled to vote. The super-majority vote requirement will have the effect of making it more difficult for the Company to engage in a Fundamental Change. It should be noted that the Certificate Amendment will apply to every Fundamental Change, whether or not approved and recommended to stockholders by the Company's Board of Directors. However, the Board of Directors believes that corporations generally are able to obtain the affirmative vote by holders of at least two-thirds of shares of companies entitled to vote in situations in which such transactions are approved and recommended by the Board of Directors.

     The proposed Certificate Amendment also provides that amendment or repeal of the requirement for two-thirds affirmative vote, or repeal of the provision in the Certificate of Incorporation providing that the Company's Board of Directors may adopt and amend the Company's By-Laws (except the provision in the By-Laws relating to a classified Board of Directors) may only be amended or repealed by the affirmative vote of holders of two-thirds of the Company's outstanding shares entitled to vote. Without this provision, such an amendment or repeal would require the affirmative vote of holders of a majority of the shares of the Company entitled to vote.

            THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
         FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
            REQUIRING A TWO-THIRDS AFFIRMATIVE VOTE BY SHAREHOLDERS
                    TO APPROVE CERTAIN FUNDAMENTAL CHANGES.

                   PROPOSAL 4: APPROVAL OF THE LABARGE, INC.
                        1995 INCENTIVE STOCK OPTION PLAN

PURPOSE

     The LaBarge, Inc. 1995 Incentive Stock Option Plan (the "Plan") was adopted to promote the interests of the Company and its stockholders by providing a method whereby employees of the Company may purchase Common Stock in the Company and thereby provide additional incentive for them to remain in the Company's employ and increase their personal interest in the Company's continued success. The options issued under the Plan are intended to be incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Code"). A copy of the Plan is attached hereto as Exhibit B. The following description of the Plan is qualified in its entirety by reference to Exhibit B.

ADMINISTRATION

     The Plan is administered by The Company's Human Resources Committee (the "Committee") which consists of three outside members of the Company's Board of Directors.

     The Committee has the final power to construe and interpret the Plan and options granted thereunder, and to determine all questions that may arise in the administration of the Plan. The Committee has the power, subject to the provisions of the Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, and the other terms of the options. The Board has the right to adopt, amend, and repeal rules and regulations governing the administration of the Plan.

SHARES SUBJECT TO THE PLAN

     An aggregate of 400,000 shares of the Company's Common Stock is subject to the Plan. Such shares may be either authorized but unissued shares or treasury shares. In the event that any option under the Plan expires unexercised or is terminated, surrendered or canceled, the shares previously subject to such option shall again become available for the issuance of options under the Plan.

ELIGIBILITY

     Options may be granted under the Plan to those employees deemed appropriate by the Committee. In making such determination, the Committee may take into account the nature of the services rendered or expected to be rendered by an employee, present and potential contributions to the Company's success, the anticipated number of years of service remaining, and such other factors as the Committee deems relevant.

     Under the Plan, no option may be granted to a person who, at the time of the grant, owns, directly or indirectly, stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of the Company or of any parent or subsidiary unless the price of the stock subject to the option is at least 110% of the fair market value of such stock at the date the option is granted and the term of the option does not exceed five years from the date such option is granted.

     The aggregate fair market value (determined at the time the option is granted) of stock subject to option which any employee may be granted in any calendar year under the Plan cannot exceed $100,000 plus any carryover amount.

DURATION, AMENDMENT AND TERMINATION

     The Plan was adopted by the Company's Board of Directors on August 15, 1995, subject to approval within twelve months by the holders of a majority of the Company's outstanding Common Stock. If such approval is not obtained within such time, the Plan shall become null and void and all options granted shall be automatically cancelled. The Board of Directors may terminate the Plan at any time. Unless terminated earlier, the Plan will terminate on August 15, 2005.

     The Board of Directors may amend the Plan from time to time, except that without shareholder approval there shall be no amendment which would: (a) abolish the Committee without designating another such committee, change the qualifications of its members, or withdraw the administration of the Plan from its supervision; (b) increase the maximum number of shares for which options may be granted under the Plan; (c) amend the formula for determination of the purchase price of shares for which options may be granted; (d) extend the term of the Plan or change the minimum option price; or (e) amend the requirements as to the employees eligible to receive options.

TERMS OF THE OPTIONS

     The following is a description of the terms of options permitted by the Plan. Individual option grants in any given case may be more restrictive as to any or all of the terms of options permitted by the Plan as described below:

     Option Term. Options granted under the Plan may have a maximum term of ten years, except that options granted to persons owning more than 10% of the total combined voting power of all classes of stock of the Company may have a maximum term of five years. An option may not by exercised before two years of continued employment with the Company or a subsidiary immediately following grant of the option.

     Under the Plan, in the event of (1) a dissolution of the Company, or (2) a merger or consolidation in which the Company is not the surviving corporation, options outstanding under the Plan shall terminate; provided, however, that in the case of dissolution, merger or consolidation, then during the thirty-day period prior to the effective date of such event, each holder of an option shall have the right to exercise the option in whole or in part.

     Option Exercise Price and Payment Terms. The exercise price for any option granted under the Plan may not be less than the fair market value of the stock subject to the option on the date of grant, and in some cases (see "Eligibility," above), may not be less than 110% of fair market value on the date of grant.

     The exercise price of options granted under the Plan must be tendered by cashier's or certified check or LaBarge, Inc. Common Stock already owned by the employee having a fair market value equal to the option price, or a combination thereof, at the time notice of exercise is given.

     Nonassignability. Under the Plan, an option may not be transferred by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

     Expiration Following Termination of Employment. Under the Plan, an option will generally terminate three months after the optionee ceases to be employed by the Company or in accordance with its terms if earlier. In the event of termination for cause, an option may be terminated immediately. In the event of death or disability, an option terminates one year after such event or in accordance with its terms if earlier.

     Adjustment Provisions. If there is any change in the Common Stock subject to the Plan (through reorganization, recapitalization, stock dividend, stock split, combination or other increase or decrease in such shares effected without receipt of consideration by the Company), the Board of Directors may make appropriate adjustments to the maximum number of shares subject to the Plan and shall make appropriate adjustments to the price per share of stock subject to the Plan and to outstanding options.

FEDERAL INCOME TAX CONSEQUENCES

     Favorable income tax treatment is currently provided for stock options that qualify as "incentive stock options" under Section 422A of the Code. Options granted under the Plan are intended to be eligible for the federal income tax treatment accorded incentive stock options under the Code.

     The discussion in this proxy statement of the federal income tax consequences associated with incentive stock options is based on the Code, as it is currently enacted, and temporary and proposed regulations published by the Treasury Department.

     Grant. There are no federal income tax consequences to the optionee by reason of the grant of an incentive stock option.

     Exercise. Upon exercise of an incentive stock option, the optionee does not recognize taxable income. The amount by which the fair market value of the stock acquired at the time of exercise exceeds the option exercise price is an adjustment in computing the optionee's alternative minimum tax.

     Disposition. Under current law, the federal income tax consequences of disposing of stock acquired through the exercise of an incentive stock option depend on the timing of the disposition in relation to the date on which the option was granted and the date on which the shares were transferred to the employee on exercise of the option.

     Qualifying Disposition. Under the current law, if the optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year from the date on which the shares were transferred to the optionee upon exercise of the option, any gain or loss on a subsequent disposition of such stock would be taxed to the optionee as a long-term capital gain or loss equal to the difference between the amount received upon such disposition and the optionee's basis in such stock. The optionee's basis in the stock is the exercise price under the option pursuant to which he or she purchased the stock. For tax years beginning after December 31, 1987, capital gains income will be taxed at a maximum federal income tax rate of 28%.

     Disqualifying Disposition. Generally, if the optionee disposes of the stock before the expiration of either of the holding periods described above, at the time of disposition the optionee would realize taxable ordinary income equal to the lesser of the excess, if any, of the stock's fair market value on the date of exercise over the optionee's basis in the stock, or the optionee's actual gain, if any, on the purchase and sale (i.e., the excess, if any, of the amount received upon disposition over the optionee's basis in the stock).

     A "disposition" means a sale, exchange, gift or transfer of legal title to the stock. It does not include a transfer from a decedent to an estate or a transfer by bequest or inheritance, a change pursuant to certain types of corporate reorganization, a pledge or hypothecation or a transfer pursuant to a divorce. Also, the acquisition of stock in joint tenancy is not a disposition, but a transfer out of joint tenancy is a disposition.

     The optionee's additional gain, if any, will be a capital gain under current law. If the optionee has incurred a loss on the purchase and sale, then the optionee will realize no ordinary income and the loss will be a capital loss. Such capital gain or loss will be long-term or short-term depending on whether the stock was held for more than the applicable long-term capital gain holding period (which is currently six months) from the date exercise.

     The Company will be required to report to the Internal Revenue Service any ordinary income realized by the optionee by reason of a disqualifying disposition of stock acquired through exercise of an incentive stock option if such information is available to the Company.

     Consequences to the Company. There are no federal income tax consequences to the Company by reason of the grant or exercise of an incentive stock option. To the extent an optionee recognized ordinary income by reason of a disqualifying disposition, the Company is entitled (subject to the requirement of reasonableness) to a corresponding business expense deduction in the tax year in which the disposition occurs. Otherwise, there are no federal income tax consequences to the Company by reason of the disposition of stock acquired through exercise of an incentive stock option.

     Alternative Minimum Tax. The exercise of an option or disposition of stock acquired on such exercise may potentially subject the optionee to the alternative minimum tax (or additional minimum tax if the optionee is already subject to such tax). The difference between the exercise price of an incentive stock option and the fair market value of the stock on the date of exercise is an "item of adjustment" for purposes of computing an optionee's potential alternative minimum tax.

LIMITATION ON ISSUANCE OF STOCK

     The Company is not obligated to issue any stock upon exercise of an option under the Plan if such issuance would violate any loan agreement or other contract to which the Company is subject. There are no such restrictions at this time. The issuance of stock upon exercise of any option under the Plan is also subject to compliance with any applicable stock exchange listing requirement and applicable state and federal securities laws.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE LABARGE, INC. 1995 INCENTIVE STOCK
                                  OPTION PLAN.

                PROPOSAL 5: SELECTION OF INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick LLP ("Peat Marwick") has been appointed as independent accountants for the Company for the fiscal year ending June 30, 1996 by the Board of Directors with the approval of the Audit Committee. Peat Marwick was the Company's independent accountants for fiscal 1994 and 1995. Although the appointment of independent accountants is not required to be approved by Common Stockholders, the Board of Directors believes Common Stockholders should participate in the appointment through ratification. A representative of Peat Marwick is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if he so desires, and he is expected to be available to respond to appropriate questions raised orally at the meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock casting a vote at the Annual Meeting is necessary for the ratification of the selection of the independent accountants.

              THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
             RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP
                  AS INDEPENDENT ACCOUNTANTS FOR FISCAL 1996.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposals to be presented at the next Annual Meeting, which is expected to be held in October 1996, must be received by the Company at its principal office at the address listed on page 2 hereof no later than May 23, 1996.

                                          By Order of the Board of Directors,

                                          WILLIAM J. MAENDER
                                          Vice President -- Finance and
                                          Secretary

St. Louis, Missouri
September 20, 1995

                                   EXHIBIT A

1. PROPOSAL 2 -- Amendment to Section 3 of ARTICLE II of the By-Laws to provide for a classified Board:

          "3. ELECTION AND TERM. The directors shall be divided into three classes: Class A, Class B and Class C. Such classes shall be as nearly equal in number as possible. The term of office of the initial Class A directors shall expire at the Annual Meeting of Stockholders in 1996; the term of office of the initial Class B directors shall expire at the Annual Meeting of Stockholders in 1997; and the term of office of the initial Class C directors shall expire at the Annual Meeting of Stockholders in 1998, or thereafter in each case when their respective successors are elected and have qualified. At each annual election held after classification and the initial election of directors according to classes, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting or thereafter when their respective successors in each case are elected and have qualified. If the number of directors is changed, any increase of decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible and any individual director elected to any class shall hold office for a term which shall coincide with the term of such class. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor of fill the newly created directorship, and the director so chosen shall hold office, subject the provisions of these By-Laws, until the expiration of the term of the class to which he has been chosen and until his successor shall be duly elected and qualified."

2. PROPOSAL 3 -- Proposed addition of a new Article TENTH to the Company's Certificate of Incorporation to require affirmative vote of two-thirds of the shares entitled to vote to approve certain fundamental changes of the Company, to read as follows:

          "TENTH: As to the following matters, the affirmative vote of two-thirds (2/3's) of the shares entitled to vote shall be required to approve any proposed stockholder action which otherwise requires stockholder approval under the Delaware General Corporation Law: (a) to sell, exchange, transfer or otherwise dispose of all or substantially all of the corporation's property and assets; (b) to dissolve or liquidate the corporation; (c) to merge or consolidate the corporation with or into another corporation; or (d) to amend, alter or delete from the Certificate of Incorporation this Article TENTH or the paragraph numbered "2" of Article EIGHTH hereof."

                                   EXHIBIT B

                                 LABARGE, INC.
                        1995 INCENTIVE STOCK OPTION PLAN

                                       I.

                PURPOSE OF THE 1995 INCENTIVE STOCK OPTION PLAN

     The purpose of the 1995 Incentive Stock Option Plan (the "Plan") is to promote the interests of LaBarge, Inc. ("Company") and its stockholders by providing a method whereby Company employees may be encouraged to invest in the Company's Common Stock, thereby increasing their proprietary interest in its business, providing them with additional incentive to remain in the employ of the Company and increasing their personal interest in its continued success and progress. These employees will be granted options ("Options") to purchase shares of the Common Stock, $.01 par value, of the Company ("Common Stock"). It is intended that Options issued hereunder will constitute Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

                                      II.

                        ADMINISTRATION OF THE 1995 PLAN

     A. The Committee. The Plan shall be administered by the Human Resources Committee of the Board of Directors of the Company or such other committee as shall be designated by the Board of Directors (the "Committee"). The Committee shall consist of not less than four Directors of the Company, and shall be appointed by the Board of Directors. A majority of the members of the Committee shall constitute a quorum. Any decision or determination reduced to writing and signed by all the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a chairman from among the members and a secretary (who need not be a member) and make such rules and regulations for the conduct of its business as it shall be deemed advisable. No member of the Committee shall be liable in the absence of bad faith, for any act or omission with respect to his or her service on the Committee. Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to identification and reimbursement as Directors of the Company.

     B. Authority of the Committee. Subject to the expressed provisions of the Plan, the Committee shall have plenary authority to determine, in its discretion, the employees to whom options are granted, and the time or times within which (during the term of the Option) all or a portion of such Options may be exercised. In making such determination, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective employees, their present and potential contributions to the Company's success, the anticipated number of years of effective service remaining and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, Section 422A of the Code and any regulations or rulings thereunder, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and conditions of the respective Options (which terms and conditions need not be the same in each case), to impose restrictions on any shares issued upon the exercise of any Option and to determine the manner in which such restrictions may be removed, and to make all other determinations deemed necessary or advisable in administering the Plan. The Committee may specify in the original terms of any option or, if not so specified, shall determine whether any authorized leave of absence or absence of military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Plan. Subject to the provisions of
Article X, the determination of the Committee on the matters referred to in the Plan shall be conclusive; provided that it shall be the Board of Directors of the Company which shall determine whether unissued or treasury shares shall be issued upon the exercise of any Option.

     C. Each option shall be evidenced by an option agreement which shall contain such terms and conditions as may be approved by the Committee, and the said agreement shall be signed by an officer of the Company and the employee.

                                      III.

                        SHARES SUBJECT TO THE 1995 PLAN

     An aggregate of 400,000 shares of Common Stock shall be subject to the Plan, subject to adjustment in accordance with Section VIII hereof. Such shares may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company.

     In the event that any Option under the Plan expires unexercised or is terminated, surrendered or canceled, the shares theretofore subject to such Option, or the unexercised portion thereof, shall again become available for Option under the Plan, including to the former holder of such Option, upon such terms as the Committee shall determine in accordance with the Plan and which terms may be more or less favorable than those applicable to such former Option.

                                      IV.

                                 GRANTING DATE

     The action of the Committee with respect to the granting of an Option shall take place on such date as a majority of the members of the Committee at a meeting shall make a determination with respect to the granting of an Option or, in the absence of a meeting, on such date as of which written designation covering such Option shall have been executed by all members of the Committee. The effective date of the grant of an Option (the "Granting Date") shall be the date specified by the Committee in its determination or designation relating to the award of such Option or, in the absence of such a Specification, the date on which the action of the Committee relating to the award of such Option took place.

                                       V.

                                  ELIGIBILITY

     Options may be granted only to those employees who are deemed appropriate by the Committee.

                                      VI.

                        TERMS AND CONDITIONS OF OPTIONS

     A. Option Price. Subject to the provision of subparagraph VI.F. below, the purchase price of the stock under each Option shall be determined by the Committee, but shall not be less than 100% of the fair market value of the stock on the Granting Date for such option; provided, however, that the option price shall not be less than the par value of the stock subject to the Option. The fair market value of the stock shall be, for purposes of the Plan, determined under the regulations or rulings under Section 422A of the Code.

     B. Term of Option. Subject to the provisions of subparagraph VI.F below, the term of each Option granted under the Plan shall be for a period not exceeding ten years from the Granting Date. Each Option granted under the Plan may be exercised by the employee as stated in his individual Option, but in no event may any Option be exercised before two years of continued employment with the Company, or a subsidiary, immediately following the Granting Date.

     C. Restrictions on Transfer and Exercise.

     (1) Except as hereinafter provided, no Option granted pursuant to the Plan may be exercised at any time unless the holder thereof is then an employee of the Company. Options granted under the Plan shall not be affected by any change of employment so long as the grantee continues to be an employee of the Company.

     (2) The Option of any optionee whose employment is terminated for any reason, other than for death, disability (as defined in Section 105(d) (4) of the Code) or discharged for cause, shall terminate on the earlier of three months after termination of employment or the date that such Option expires in accordance with its term.

     (3) In the event of the death of an optionee (a) while an employee of the Company or a subsidiary or (b) within three months after the termination of the employment of the optionee, or in the event of the termination of employment by an optionee for permanent disability, the Option may be exercised as follows:

          (a) In the event of the death of an optionee during employment or within three months after the termination of employment, each Option granted to such optionee shall be exercisable or payable (at the option of the Company and, if paid, at a price equal to the excess of the fair market value over the option price) to the extent provided therein but not later than one year after his or her death (but not beyond the stated duration of the Option). Any such exercise or payment shall be made only: (1) by or to the executor or administrator of the estate of the deceased optionee or person or persons to whom the deceased optionee's rights under the Option shall pass by will or the laws of descent and distribution; and (2) to the extent, if any, that the deceased optionee was entitled at the date of his or her death.

          (b) In the case of an optionee who becomes disable, the Option shall terminate on the earlier of one year after termination or employment or the date that such Option expires in accordance with its terms. During such period, the Option may be exercised by an optionee who becomes disabled with respect to the same number of shares, in the same manner and to the same extent as if the optionee had continued employment during such period.

     (4) The Option shall lapse immediately upon termination of employment of the optionee through discharge for cause as determined by the Committee in its sole discretion.

     (5) Each Option granted under the Plan shall, by its terms, not be transferable otherwise than by will or the laws of descent and distribution. During the optionee's lifetime, an Option granted under the Plan can be exercised only by him or her.

     D. Manner of Exercise. An Option shall be exercised by giving a written notice to the President of the Company stating the number of shares of Common Stock with respect to which the Option is being exercised and containing such other information as may be requested and by tendering payment in full therefore with a cashier's or certified check; Common Stock already owned by the Employee having a fair market value equal to the option price; or a combination of a cashier's or certified check and Common Stock already owned by the Employee having an aggregate fair market value equal to the option price. For purposes of this Subsection 4 (d), "fair market value" is the closing price per share of Common Stock on the American Stock Exchange on the day immediately preceding the day on which an Option is exercised, or if there is no sale on such day, the closing price per share on the last previous day which a sale is reported. If Common Stock is not listed on the American Stock Exchange on the day immediately preceding the day an Option is exercised, the closing price of a share of Common Stock as reported by the exchange upon which it is then listed, or if it is not then listed on any exchange, the closing price per share of Common Stock as reported by an automated quotation system shall be used to determine fair market value. If Common Stock is not listed on any exchange or its price reported by an automated quotation system on the day immediately preceding the day an Option is exercised, the Committee shall determine the fair market value of Common Stock for purposes of this Subsection 4(d) on the date of exercise of the Option.

     E. Limitations on Issuance of Stock Option Shares. The Company shall not be required, upon the exercise of any Option, to issue or deliver any shares of stock prior to (a) the authorization of such shares for listing on any stock exchange on which the Company's stock may then be listed, and (b) such registration or other qualification of such shares under applicable securities laws as the Company shall determine to be necessary or advisable. If shares issuable on the exercise of Options have not been registered under the Securities Act of 1933 ("the Act") or there is not available a current Prospectus meeting the requirements of the Act with respect thereto, optionees may be required to represent at the time of each exercise of Options that the shares purchased are being acquired for investment and not with a view to distribution; and the

Company may place a legend on the stock certificate to indicate that the stock may not be sold or otherwise disposed of except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     F. Limitation on Options.

     (1) Notwithstanding the provision of paragraph VI.A and B above, if any optionee, at the time an Option is granted, owns (as defined in Section 425(d) or the Code) Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary thereof or of the Company's parent (if any), the option price for such Option shall be at least 110% of the fair market value of the stock subject to such Option, and such Option by its terms shall not be exercisable after the expiration of 5 years from the date such Option is granted.

     (2) The aggregate fair market value (determined as of the time the Option is granted) of the stock with respect to which Incentive Stock Options (as defined in Section 422A of the Code) are exercisable for the first time by an employee during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000.

                                      VII.

                       STOCKHOLDER AND EMPLOYMENT RIGHTS

     A holder of an Option shall have none of the rights of a stockholder with respect to any of the shares subject to Option until such shares shall be issued upon the exercise of the Option.

     Nothing in the Plan or in any Option granted pursuant to the Plan shall, in the absence of an express provision to the contrary, confer on any individual any right to be or to continue in the employ of the Company or its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of any individual at any time.

                                     VIII.

                          ADJUSTMENTS TO COMMON STOCK

     The aggregate number of shares of Common Stock of the Company on which Options may be granted hereunder, the number of shares thereof covered by each outstanding Option and the price per share thereof in each such Option may all be appropriately adjusted, as the Board of Directors may determine, for any increase or decrease in the number of shares of stock of the Company resulting from a subdivision or consolidation of shares whether through reorganization, recapitalization, stock split or combination of shares, or the payment of a stock dividend or the increase or decreasing such shares effected without receipt of consideration by the Company. No fractional shares of stock shall be issued upon exercise of any Option, and in case fractional share shall become subject to an Option by reason of a stock dividend or otherwise, the optionee holding such Option shall not be entitled to exercise it with respect to such fractional share.

     Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of stock subject to the Option would have been entitled. Upon a dissolution of the Company, or a merger or consolidation in which the Company is not the surviving corporation, every Option outstanding hereunder shall terminate, provided, however, that the case of such dissolution, merger or consolidation, then during the period thirty days prior to the effective date of such event, each holder of an Option granted pursuant to the Plan shall have a right to exercise the Option, in whole or in part.

                                      IX.

                 EFFECTIVE DATE AND TERMINATION EFFECTIVE DATE

     A. Effective Date. The Plan shall become operative and in effect on the date the Plan is approved by a vote of majority of all members of the Board of Directors, provided, however that the Plan shall be submitted to the Stockholder of the Company for approval within twelve months of the date of adoption of the Plan, and if such approval shall not be obtained by a vote of the holders of a majority of the total outstanding capital stock of the Company entitled to vote, voting as a single class, the Plan shall be null and void and all Options, if any, granted thereunder shall automatically be canceled.

     B. Termination. The Plan shall remain in effect until and shall terminate within 10 years from the date the Plan is adopted or the Plan was approved by the shareholders, whichever is earlier, but it may be terminated at an earlier date by action of the Board of Directors. Except as provided in subparagraph A above, termination of this Plan shall not affect the rights of grantees under Options theretofore granted to purchase stock under the Plan, and, all such Options shall continue in force and in operation after termination of the Plan, except as provided in subparagraph A above and except as may be terminated through death or other termination of employment in accordance with the terms of the Plan.

                                       X.

                                   AMENDMENTS

     The Board of Directors shall have complete power and authority to amend the Plan, provided, however, that except as expressly permitted in the Plan, the Board of Directors shall not, without the affirmative vote of the holders of a majority of the voting stock of the Company, make any amendment which would (a) abolish the Committee without designating such other committee, change the qualifications of its members, or withdraw the administration of the 1995 Plan from its supervision, (b) increase the maximum number of shares for which options may be granted under the Plan, (c) amend the formula for determination of the purchase price of shares on which options may be granted, (d) extend the term of the Plan or change the minimum option price, or (e) amend the requirements as to the employees eligible to receive Options.

                                      XI.

                        GOVERNMENT AND OTHER REGULATIONS

     The obligation of the Company to sell or deliver shares under Options granted pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by the registrations with any governmental agencies as may be required.

                                      XII.

                                LOAN AGREEMENTS

     Each Option shall be subject to the condition that the Company shall not be obliged to issue or transfer any of its stock to a holder of an Option, in the exercise thereof, if at any time the Committee or the Board of Directors shall determine that the issuance or transfer of such stock would be in violation of any covenant in any of the Company's loan agreements or other contracts.

     The Company hereby agrees to the provisions of this Plan, and in witness thereof, has caused this Agreement to be executed on this 2nd day of May, 1995.

ATTEST:
------------------------------------------------
Secretary
LaBARGE, INC.

By
-------------------------------------------
   President

[X] PLEASE MARK YOUR VOTES                                                       SHARES IN YOUR NAME
    AS IN THIS EXAMPLE.

                             FOR       WITHHELD                                                  FOR  AGAINST  WITHHELD
1. Election of Directors     [ ]         [ ]               2. Proposal to amend the By-Laws to   [ ]    [ ]      [ ]
   (see reverse)                                              classify the Directors into three
                                                              classes, each with 3-year terms.
For, except vote withheld from the following nominee(s):
                                                           3. Proposal to amend the Certificate  [ ]    [ ]      [ ]
--------------------------------------------------------      of Incorporation to require a two-
                                                              thirds vote to approve certain
                                                              fundamental changes.

                                                           4. Proposal to ratify the LaBarge,    [ ]    [ ]      [ ]
                                                              Inc. 1995 Incentive Stock Option
                                                              Plan.

                                                           5. Proposal to ratify the selection   [ ]    [ ]      [ ]
                                                              of KPMG Peat Marwick LLP as
                                                              independent Accountants for the
                                                              fiscal year ending June 30, 1996.

                                                                        Change
                                                                          of    [  ]
                                                                        Address

        SIGNATURE(S)                                         DATE
                    -----------------------------------------    --------------------------

        SIGNATURE(S)                                         DATE
                    -----------------------------------------    --------------------------
        NOTE: Please sign exactly as name appears hereon.  Joint owners should each sign.
              When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.

-----------------------------------------------------------------------------------------------------------------------
PROXY

                                                           LABARGE, INC.
                                             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                                         OCTOBER 26, 1995

                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, UNLESS OTHERWISE INDICATED,
                                        THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

        The undersigned hereby appoints Pierre L. LaBarge, Jr., Craig E. LaBarge and William J. Maender, or any one or more of them acting in the absence of the others, proxies for the undersigned, with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of LaBarge, Inc. to be held at the Adam's Mark Hotel, Fourth and Chestnut Streets,
St. Louis, Missouri, on October 26, 1995, at 11:00 A.M., St. Louis time, and at any adjournments thereof.  In accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment thereof.

        The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as follows:

Election of Directors, Nominees:                                                             (change of address)

Class A: Craig E. LaBarge; James P. Shanahan, Jr.
                                                                                --------------------------------------------------
Class B: R. Hal Dean; J.C. Kuhn, Jr.; Edward J. Nestor, Jr.
                                                                                --------------------------------------------------
Class C: Gus G. Casten; Richard P. Conerly; Pierre L. LaBarge, Jr.
                                                                                --------------------------------------------------

                                                                                --------------------------------------------------
                                                                                (If you have written in the above space, please
                                                                                mark the corresponding box on the reverse side
                                                                                of this card.)

                                                                                                                 SEE REVERSE SIDE
00010
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